UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

______________

THE HANOVER INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07- Submission of Matters to a Vote of Security Holders.

The Hanover Insurance Group, Inc. (“THG”) held its annual meeting of shareholders on May 15, 2012.  At that meeting, THG’s shareholders elected each of THG’s nominees for director to hold office until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified.  THG’s shareholders also (i) approved the Company’s 2006 Long-Term Incentive Plan to comply with §162(m) of the Internal Revenue Code, (ii) approved an advisory vote on executive compensation, and (iii) ratified the appointment of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2012.  The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

Item 1 – Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

Frederick H. Eppinger	33,443,437	1,124,619	19,967	2,759,745
Joseph R. Ramrath	33,936,898	632,265	18,860	2,759,745
Harriett “Tee” Taggart	33,955,985	614,954	17,084	2,759,745

Item2 – Approval of the 2006 Long-Term Incentive Plan to comply with §162(m) of the Internal Revenue Code

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

32,062,380	2,495,305	30,338	2,759,745

Item 3 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

33,490,006	1,047,005	51,012	2,759,745

Item 4 – Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained

36,672,029	652,822	22,917

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: May 15, 2012	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President,
General Counsel

3